UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 27, 2009

Parametric Technology Corporation
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02.	Results of Operations and Financial Condition.

On January 27, 2009, Parametric Technology Corporation issued a press release announcing results for its first fiscal quarter ended January 3, 2009. PTC also posted a copy of its supplemental prepared comments with respect to the completed quarter on the Investor Relations section of its website at www.ptc.com. A copy of the press release and a copy of the prepared comments are furnished herewith as Exhibits 99.1 and 99.2, respectively.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On January 27, 2009, Parametric Technology Corporation announced that it is reducing its workforce as part of its efforts to reduce its operating expenses in response to its reduced revenue expectations for the fiscal year ending September 30, 2009. PTC expects to record a restructuring charge of $15 million to $20 million in its second fiscal quarter ending April 4, 2009 for such reduction in force. The timing of the reductions in force will vary by country based on local legal requirements, but PTC expects that substantially all affected employees will be separated from PTC by end of the second fiscal quarter.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	A copy of the press release issued by Parametric Technology Corporation on January 27, 2009 is furnished herewith.
99.2	A copy of the prepared comments posted by Parametric Technology Corporation to its website on January 27, 2009 is furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parametric Technology Corporation

Date: January 27, 2009	By:	/s/ Cornelius F. Moses, III
Cornelius F. Moses, III
Executive Vice President and Chief Financial Officer

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